SECURITIES AND EXCHANGE COMMISSION


                                      WASHINGTON, DC  20549


                                            FORM 8-K


                                         CURRENT REPORT


                             PURSUANT TO SECTION 13 OR 15(D) OF THE
                                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  August 16, 1994



                    Tredegar Industries, Inc.
            (Exact name of Registrant as Specified in Charter)



        Virginia                1-10258            54-1497771
(State or other jurisdiction    (Commission     (IRS Employer
     of incorporation)           File Number)   Identification No.)



         1100 Boulders Parkway Richmond, Virginia 23225
(Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number including area code: (804) 330-1000

Item 2.        Acquisition or Disposition of Assets.

       On August 16, 1994, Tredegar Industries, Inc. ("Tredegar" or the "Company") disposed of its 97% owned coal subsidiary, The Elk Horn Coal Corporation ("Elk Horn"). Elk Horn is primarily a mineral holding company that leases coal reserves to coal producers and sells coal produced by contract miners. Pen Holdings, Inc. ("Pen") acquired Elk Horn through the merger of Pen's wholly-owned subsidiary, PHI Acquisition Corp., with and into Elk Horn. Pen paid an aggregate merger consideration of $61.8 million in cash, of which Tredegar received $59.9 million. In addition, Tredegar received $9.2 million in consideration for assuming certain liabilities of Elk Horn. Pen was a coal customer of Elk Horn.

Item 5.        Other Events.

       On August 29, 1994, Tredegar announced that its Board of Directors had authorized a "Dutch auction" tender offer for up to one million shares of Tredegar common stock at a price range of $17.00 to $19.00. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits

(b)            Pro Forma Financial Information

        Introduction to Pro Forma Consolidated Financial Information

       Set forth below is pro forma consolidated financial information with respect to the Company. Historical financial information was excerpted or derived from the audited financial statements contained in the Company's 1993 Annual Report on Form 10-K and from the unaudited financial statements contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1994, as amended. The historical information below is qualified in its entirety by reference to such reports and the financial information and related notes contained therein.

       The accompanying pro forma consolidated financial statements do not reflect the pro forma effects of the "Dutch auction" tender offer referred to in Item 5 above. Such effects will be disclosed on the Schedule 13E-4 to be filed with the Securities and Exchange Commission in connection with such offer.

       On February 4, 1994, the Company sold its remaining oil and gas properties and on August 16, 1994, the Company disposed of its interest in Elk Horn (collectively referred to hereinafter as the "Energy Businesses"). The Energy Businesses have been previously reported in the Company's historical financial statements as discontinued operations.

       The pro forma consolidated balance sheet presents the financial position of the Company as of June 30, 1994 assuming that the Company on that date (i) disposed of its interest in Elk Horn,
(ii) repaid certain borrowings and obtained new revolving credit facilities, and (iii) invested remaining funds in cash equivalents.

       The pro forma consolidated statements of income present the results of continuing operations for the Company for the six and twelve months ended June 30, 1994, and the year ended December 31, 1993, assuming that at the beginning of each period shown, the Company (i) disposed of its interest in the Energy Businesses and
(ii) repaid certain borrowings and obtained new revolving credit facilities. In accordance with Securities and Exchange Commission rules and regulations, no pro forma interest income is recognized in the pro forma statements of income for funds invested in cash equivalents.

       The pro forma financial information of the Company is unaudited and does not purport to be indicative of the future results or financial position of the Company or the net income and financial position that would actually have been attained had the pro forma transactions occurred on the dates or for the periods indicated. See note (i) of the notes to pro forma financial statements for income and earnings per share from continuing operations adjusted for special items affecting the comparability of operating results among periods.

                                    Tredegar Industries, Inc.
                             Pro Forma Consolidated Balance Sheet(a)
                                          June 30, 1994
                                         (In Thousands)
                                           (Unaudited)

                                                                           Pro Forma           Pro
ASSETS                                                    Historical      Adjustments         Forma
Cash and cash equivalents                                 $  4,608        $17,550  (b)        $ 22,158
Accounts and notes receivable                               74,210                              74,210
Inventories                                                 31,308                              31,308
Deferred income taxes                                       11,111                              11,111
Prepaid expenses and other                                   1,104                               1,104
  Total current assets                                     122,341         17,550              139,891
Property, plant and equipment, at cost                     324,265                             324,265
  Less accumulated depreciation and
    amortization                                           194,797                             194,797
  Net property, plant and equipment                        129,468            -                129,468
Other assets and deferred charges                           26,162            150  (b)          26,312
Goodwill and other intangibles                              35,950                              35,950
Net assets of discontinued operations                       21,983        (21,983) (c)
  Total assets                                            $335,904        $(4,283)            $331,621

LIABILITIES AND
SHAREHOLDERS' EQUITY

Accounts payable                                          $ 25,078        $   -               $ 25,078
Accrued expenses                                            36,581                              36,581
Income taxes payable                                         2,673                               2,673
  Total current liabilities                                 64,332            -                 64,332
Long-term debt                                              70,500        (35,000) (b)          35,500
Deferred income taxes                                       19,071         (2,230) (d)          16,841
Other noncurrent liabilities                                 9,692          6,194  (d)          15,886
  Total liabilities                                        163,595        (31,036)             132,559
Shareholder's equity:
  Common stock, no par value                               165,839                             165,839
  Foreign currency translation
    adjustment                                                  84                                  84
  Retained earnings                                          6,386         26,753  (e)          33,139
   Total shareholders' equity                              172,309         26,753              199,062
  Total liabilities and shareholders'
   equity                                                 $335,904        $(4,283)            $331,621

















                  See accompanying notes to pro forma financial statements.

                                               Pro Forma Consolidated Statements of Income (a)
                                                   (In Thousands Except Per-Share Amounts)
                                                                 (Unaudited)

                                      For the Six Months Ended        For the Last Twelve Months Ended             For the Year Ende
                                            June 30, 1994                      June 30, 1994                       December 31, 1993
                                              Pro                                 Pro                                  Pro
                                             Forma        Pro                    Forma       Pro                      Forma        P
                                Historical  Adjust.(f)   Forma(f)   Historical  Adjust.(f)  Forma(f)    Historical   Adjust.(f)   Fo
Net sales                        $243,907               $243,907     $473,875              $473,875      $449,208                $44
Other (expense) income, net           (71) $  (209)(d)      (280)           4  $  (418)(d)     (414)         (387) $   (418)(d)
                                  243,836     (209)      243,627      473,879     (418)     473,461       448,821      (418)      44
Cost of goods sold                204,934                204,934      398,738               398,738       379,286                 37
Selling, general & administrative
  expenses                         23,554                 23,554       46,821                46,821        47,973                  4
Research & development expenses     3,766                  3,766        8,732                 8,732         9,141
Interest expense                    2,343     (825)(g)     1,518        4,832   (1,816)(g)    3,016         5,044    (1,917)(g)
Unusual items(i)                    9,521                  9,521       12,236                12,236           452
                                  244,118     (825)      243,293      471,359   (1,816)     469,543       441,896    (1,917)      43
Income (loss) from continuing
  operations before income taxes     (282)     616           334        2,520    1,398        3,918         6,925     1,499
Income taxes(i)                     1,737      240 (h)     1,977        3,200      545 (h)    3,745         3,202       585 (h)
Income (loss) from continuing
  operations(i)                  $ (2,019) $   376      $ (1,643)    $   (680) $   853     $    173      $  3,723  $    914      $
Earnings (loss) per share from
  continuing operations (i)      $  (0.19) $  0.04      $  (0.15)    $  (0.06) $  0.08     $   0.02      $   0.34  $   0.09      $
Shares used to compute earnings
  (loss) per share                 10,808   10,808        10,808       10,852   10,852       10,852        10,895    10,895        1














                  See accompanying notes to pro forma financial statements.

                             Notes to Pro Forma Financial Statements
                                           (Unaudited)

(a) The pro forma financial information presented does not purport to be indicative of the future results or financial position of the Company or the net income and financial position that would actually have been attained had the pro forma transactions occurred on the dates or for the periods indicated. See note (i) for income and earnings per share from continuing operations adjusted for special items affecting the comparability of operating results among periods.

(b) Pro forma adjustments at June 30, 1994 to other assets and deferred charges, long-term debt and cash and cash equivalents are as follows:

                                                                                 (In Thousands)
       Net operating cash flow (cash flows from
         operating and investing activities) realized
         from Elk Horn's operations from July 1,
         1994 to August 16, 1994                                                     $ 1,773
       After-tax proceeds received from the
         disposition of the Company's interest
         in Elk Horn on August 16, 1994                                               50,927
       Cash flow provided to the Company by Elk
         Horn subsequent to June 30, 1994                                             52,700
       Transaction costs capitalized in other assets
         and deferred charges related to two new
         revolving credit agreements entered into on
         August 18 and 19, 1994                                                         (150)
       Prepayment on August 19, 1994 of variable-
         rate term loan due June 7, 1997                                             (35,000)

       Pro forma increase in cash and cash equivalents                               $17,550

       In accordance with the Company's policy, cash balances in excess of operating needs are invested in marketable securities with maturities of less than one year that have a quality rating of at least A-2/P-2 or AA/Aa. Excess cash arising from the disposition of the Company's interest in Elk Horn has been invested in marketable securities with maturities of less than thirty days. These funds are expected to be used to fund the Company's tender offer with any remaining funds invested until opportunities, in existing businesses or elsewhere, are identified.

       The two new revolving credit agreements permit the Company to borrow up to $235 million with $200 million maturing on August 18, 1998 and $35 million maturing on August 19, 1999. In connection with these new agreements, the Company terminated its $180 million facility that was due June 16, 1996 (no amounts borrowed). The new agreements provide for interest to be charged at a base rate (generally the London Interbank Offered Rate) plus a spread that is dependent on the Company's quarterly debt to total capitalization ratio. Facility fees are also charged on the $235 million commitment amount. The weighted average spreads and facility fees charged under the new agreements at various debt to total capitalization levels are as follows:

                                                          (Basis Points)
                                                                     Facility
       Debt to Total Capitalization Ratio            Spread          Fee
       Less than or equal to 35%                     31.1            19.7
       Greater than 35% and less than
         or equal to 50%                             39.6            23.6
       Greater than 50%                              49.3            26.5

       The Company's remaining debt outstanding of $35.5 million consists primarily of a $35 million, 7.2% note due 2003 (six-year average remaining maturity at June 30, 1994).

(c) The pro forma adjustment to net assets of discontinued operations at June 30, 1994 reflects the divestiture of Elk Horn's net assets. The Company's remaining oil and gas properties were sold on February 4, 1994.

(d) In accordance with applicable accounting pronouncements, the pro forma consolidated balance sheet reflects a $6.2 million adjustment to other noncurrent liabilities for the recognition of the estimated present value of the unfunded obligation under the Coal Industry Retiree Health Benefit Act of 1992 (the "Act") assumed by the Company under the provisions of the merger agreement relating to the disposition of Elk Horn. Under the Act, assigned operators (former employers) are responsible for a portion of the funding of medical and death benefits of certain retired miners and dependents of the United Mine Workers of America.

       The pro forma consolidated balance sheet also reflects a $2.2 million related adjustment to deferred income taxes for the estimated tax benefit the Company will receive on the present value of the unfunded obligation.

       The estimated annual interest cost at 7% on the present value of the unfunded obligation is reflected as a pro forma adjustment to other (expense) income, net.

(e) Pro forma adjustments to shareholders' equity at June 30, 1994 are as follows:

                                                             (In Thousands)
       Net income recognized from Elk Horn's operations
         from July 1, 1994 to August 16, 1994                    $ 1,013
       After-tax gain recognized from the Company's
         disposition of its interest in Elk Horn on
         August 16, 1994                                          25,740
       Total shareholders' equity pro forma adjustments
         at June 30, 1994                                        $26,753

(f) In accordance with Securities and Exchange Commission rules and regulations, no pro forma interest income is recognized in the pro forma statements of income for funds invested in cash equivalents. Had such income been recognized assuming an investment in AAA-rated tax-exempt securities with maturities of less than 30 days, pro forma net income would have been increased by approximately $.2 million, $.4 million and $.3 million for the six months and twelve months ended June 30, 1994, and the year ended December 31, 1993, respectively [see notes (g) and (i)].

(g) The adjustments to interest expense reflect the pro forma interest cost savings comprised of the following:

                                                                 (In Thousands)

                                                                 For the Last
                                               For the Six          Twelve         For the
                                                 Months             Months          Year
                                                 Ended              Ended           Ended
                                                 6/30/94           6/30/94         12/31/93

        Savings from repayment of debt
          and new credit agreements
          [see note (b)]                          $1,113              $2,442         $2,608
        Reallocation of interest cost
          historically allocated to
          the Energy Businesses for
          financial reporting
          purposes                                  (269)               (588)          (653)
        Amortization of transaction
          costs                                     ( 19)               ( 38)          ( 38)
        Pro forma interest cost savings           $  825              $1,816         $1,917

       Pro forma interest cost savings were computed using the following pro forma average cash flows:

                                                                    (In Thousands)

                                                                    For the Last
                                                    For the Six        Twelve        For the
                                                      Months           Months         Year
                                                      Ended            Ended          Ended
                                                      6/30/94         6/30/94        12/31/93

        Average net operating cash
          flow and after-tax proceeds
          realized from the operations
          and disposition of the
          Company's interest in
          the Energy Businesses from
          the beginning of the period
          to August 16, 1994                           $ 62,166         $ 66,091     $ 71,418
        Average variable-rate debt
          outstanding assumed repaid
          during the period                             (44,232)         (52,457)     (60,207)
        Average cash flows assumed invested
          in cash equivalents during the
          period [see note (f)]                        $ 17,934         $ 13,634     $ 11,211

(h) Pro forma income tax adjustments are recognized at an assumed combined state and federal income tax rate of approximately
       39%.

(i) Income (loss) and earnings (loss) per share from continuing operations, adjusted for special items affecting the comparability of operating results among periods, are presented below:

                                                                         (In Thousands
                                                                Except Per-Share Amounts)

                                                                         For the Last
                                                       For the Six          Twelve           For the
                                                         Months             Months            Year
                                                         Ended              Ended             Ended
                                                         6/30/94           6/30/94           12/31/93

        Historical income (loss) from
          continuing operations as reported              $(2,019)           $  (680)           $3,723
        Historical after-tax effects of
          special items:
           Write-off of APPX Software, Inc.
            intangibles                                    7,642              7,642
           Charges associated with the
            disposal of a Film Products
            plant in Flemington, NJ                                           1,107             1,107
           Charges associated with reorgani-
            zation of corporate functions                                       549               549
           Impact on deferred taxes of 1%
            increase in the federal income
            tax rate                                                            348               348
           Gain on the sale of Emisphere
            Technologies, Inc. common stock                                                    (1,410)
        Historical income from continuing
          operations as adjusted for
          special items                                    5,623              8,966             4,317
        Pro forma and other adjustments:
          Reflected in the statements
           of income                                         376                853               914
          Interest income [see note (f)]                     240                358               284
        Pro forma income from continuing
          operations as adjusted for
          special items and interest
          income                                         $ 6,239            $10,177            $5,515
        Earnings (loss) per share from
          continuing operations:
          Historical:
           As reported                                   $ (0.19)           $ (0.06)           $ 0.34
           As adjusted for special items                    0.52               0.83              0.40
          Pro forma:
           As presented in the statements
            of income                                      (0.15)              0.02              0.43
           As adjusted for special items
            and interest income                             0.58               0.94              0.51

(c)            Exhibits.

               Exhibit No.

               99.1 Agreement of Merger by and among Tredegar Investments, Inc., The Elk Horn Coal Corporation, Pen Holdings, Inc. and PHI Acquisition Corp. made as of June 22, 1994 (filed as Exhibit 10 to Tredegar's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, as amended, and incorporated herein by reference). (Schedules and exhibits omitted; Registrant agrees to furnish a copy of any schedule or exhibit to the Securities and Exchange Commission upon request.)

               99.2 Press Release dated August 29, 1994 regarding announcement of "Dutch auction" tender offer by Tredegar.

                                              SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   TREDEGAR INDUSTRIES, INC.



Date:     August 31, 1994                       By:     /s/ N. A. Scher
                                                     Norman A. Scher
                                                     Executive Vice President

                                             EXHIBIT INDEX


Exhibit No.           Description

   99.1 Agreement of Merger by and among Tredegar Investments, Inc., The Elk Horn Coal Corporation, Pen Holdings, Inc. and PHI Acquisition Corp. made as of June 22, 1994 (filed as Exhibit 10 to Tredegar's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, as amended, and incorporated herein by reference). (Schedules and exhibits omitted; Registrant agrees to furnish a copy of any schedule or exhibit to the Securities and Exchange Commission upon request.)

   99.2 Press Release dated August 29, 1994 regarding announcement of "Dutch auction" tender offer by Tredegar.